Exhibit 10.1

September 6, 2016

Mr. Joseph Yospe

c/o The Madison Square Garden Company

Two Pennsylvania Plaza

New York, NY 10121

Dear Joe:

This Agreement (the “Agreement”), effective as of September 1, 2016 (the “Effective Date”), will confirm the terms of your continued employment by The Madison Square Garden Company (the “Company”).

The term of your employment under this Agreement (the “Term”) shall commence as of the Effective Date and, unless terminated earlier in accordance with this Agreement, will expire on the third anniversary of the Effective Date (the “Expiration Date”).

Your title will continue to be Senior Vice President, Controller and Principal Accounting Officer. Throughout the Term, you agree to devote substantially all of your business time and attention to the business and affairs of the Company and to perform your duties in a diligent, competent, professional and skillful manner and in accordance with applicable law and the Company’s policies and procedures.

Your annual base salary will be a minimum of $502,825 paid no less frequently than monthly, subject to annual review and potential increase by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) in its sole discretion. You will also be eligible to participate in our discretionary annual cash bonus program with an annual target bonus opportunity equal to at least 45% of salary. Bonus payments are based on actual salary dollars paid during the year and depend on a number of factors including Company, unit and individual performance. Except as provided below, the decision whether or not to pay a bonus, and the amount of that bonus, if any, shall be made by the Compensation Committee in its sole discretion. Bonuses are typically paid early in the subsequent fiscal year. Except as provided below, in order to receive a bonus, you must be employed by the Company at the time bonuses are being paid. Your annual base salary and annual bonus target (as each may be increased from time to time in the Compensation Committee’s sole discretion) will not be reduced during the Term.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Joseph Yospe

You will be eligible to participate in such long-term incentive programs as are made available to similarly situated executives at the Company. It is expected that such awards will consist of annual grants of cash and/or equity awards with an annual target value of not less than $460,000, as determined by the Compensation Committee. Any such awards would be subject to actual grant to you by the Compensation Committee in its sole discretion, would be pursuant to the applicable plan document and would be subject to terms and conditions established by the Compensation Committee in its sole discretion that would be detailed in separate agreements you would receive after any award is actually made. Long term incentive awards are currently expected to be subject to three-year vesting.

You will also be eligible for our standard benefits programs at the levels that are made available to similarly situated executives at the Company. Participation in our benefits programs is subject to meeting the relevant eligibility requirements, payment of the required premiums and the terms of the plans themselves. You will also be entitled to paid time off to be accrued and used in accordance with Company policy.

Upon commencement of the Term, you agree to be bound by the additional covenants and provisions that are set forth in Annex I and Annex II hereto, which Annexes shall be deemed to be a part of the Agreement.

If your employment with the Company hereunder is terminated prior to the Expiration Date (i) by the Company (other than for “Cause”) or (ii) by you for “Good Reason” (other than if “Cause” then exists) then, subject to your execution, delivery and non-revocation (within any applicable revocation period) of the severance agreement described below, the Company will provide you with the following:

(1)	Severance in an amount to be determined by the Compensation Committee (the “Severance Amount”), but in no event less than the sum of your annual base salary and your annual target bonus, each as in effect at the time your employment terminates. Sixty percent (60%) of the Severance Amount will be payable to you on the six-month anniversary of the date your employment so terminates (the “Termination Date”) and the remaining forty percent (40%) of the Severance Amount will be payable to you on the twelve-month anniversary of the Termination Date; and

(2)	Any unpaid annual bonus for the Company’s fiscal year prior to the fiscal year which includes your Termination Date, and a pro rated bonus based on the amount of your base salary actually earned by you during the Company’s fiscal year through the Termination Date, each of which will be paid to you when such bonuses are generally paid to similarly situated active executives and will be based on your then current annual target bonus as well as Company and your business unit performance for the applicable fiscal year as determined by the Company in its sole discretion, but without adjustment for your individual performance.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Joseph Yospe

Your entitlement to the severance benefits describing in clauses (1) and (2) above will be subject to your prior execution, delivery and non-revocation (within any applicable revocation period) of a reasonable severance agreement no later than the six-month anniversary of the Termination Date. This severance agreement shall be delivered to you by the Company as soon as reasonably practicable after the Termination Date and will include, without limitation, (x) a full and complete general release in favor of the Company and its affiliates (and their respective directors, officers and employees), (y) non-solicitation, non-disparagement, confidentiality and further cooperation provisions substantially similar to those set forth in Annex I hereto and (z) non-compete provisions no more restrictive than those set forth in Annex II hereto (but limited to the one-year period from the Termination Date).

In connection with any termination of your employment, any outstanding equity and cash incentive awards shall be treated in accordance with their terms.

For purposes of this Agreement, “Cause” means your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

For purposes of this Agreement, “Good Reason” means that (i) without your written consent, (1) your base salary (as may be increased from time to time in the Compensation Committee’s sole discretion) is reduced, (2) you are no longer the Company’s principal accounting officer, or (3) you no longer report to the Company’s Chief Financial Officer, (ii) you have given the Company written notice, referring specifically to this Agreement and definition, that you do not consent to such action, (iii) the Company has not corrected such action within 30 days of receiving such notice, and (iv) you voluntarily terminate your employment with the Company within 90 days following the happening of the action described in subsection (i) above.

This Agreement does not constitute a guarantee of employment for any definite period. Your employment is at will and may be terminated by you or the Company at any time, with or without notice or reason.

The Company may withhold from any payment due to you any taxes required to be withheld under any law, rule or regulation. If any payment otherwise due to you hereunder would result in the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will instead pay you either (i) such amount or (ii) the maximum amount that could be paid to you without the imposition of the excise tax, depending on whichever amount results in your receiving the greater amount of after-tax proceeds. In the event that the payments and benefits payable to you would be reduced as provided in the previous sentence, then such reduction will be determined in a manner which has the least economic cost to you and, to the extent the economic cost is equivalent, such payments or benefits will be reduced in the inverse order of when the payments or benefits would have been made to you until the reduction specified is achieved.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Joseph Yospe

If and to the extent that any payment or benefit under this Agreement, or any plan, award or arrangement of the Company or its affiliates, is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code (“Section 409A”) and is payable to you by reason of your termination of employment, then (a) such payment or benefit shall be made or provided to you only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if you are a “specified employee” (within the meaning of Section 409A as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of your separation from service (or, if earlier than the expiration of such six month period, the date of death). Any amount not paid or benefit not provided in respect of the six month period specified in the preceding sentence will be paid to you in a lump sum or provided to you as soon as practicable after the expiration of such six month period.

To the extent you are entitled to any expense reimbursement from the Company that is subject to Section 409A, (i) the amount of any such expenses eligible for reimbursement in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except under any lifetime limit applicable to expenses for medical care), (ii) in no event shall any such expense be reimbursed after the last day of the calendar year following the calendar year in which you incurred such expense, and (iii) in no event shall any right to reimbursement be subject to liquidation or exchange for another benefit.

This Agreement is personal to you and without the prior written consent of the Company shall not be assignable by you otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by your legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

To the extent permitted by law, you and the Company waive any and all rights to a jury trial with respect to any matter relating to this Agreement.

This Agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State.

Both the Company and you hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in Manhattan solely in respect of the interpretation and enforcement of the provisions of this Agreement, and each of us hereby waives, and agrees not to assert, as a defense that either of us, as appropriate, is not subject thereto or that the venue thereof may not be appropriate. We each hereby agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Joseph Yospe

This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. The Company and you have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Company and you and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

You agree to keep this Agreement and its terms strictly confidential (unless it is made public by the Company); provided that (1) you are authorized to make any disclosure required of you by any federal, state or local laws or judicial proceedings, after providing the Company with prior written notice and an opportunity to respond to such disclosure (unless such notice is prohibited by law) and (2) you are authorized to disclose this Agreement and its terms to your legal, financial and tax advisors and your representatives may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment or structure.

This Agreement reflects the entire understanding and agreement of you and the Company with respect to the subject matter hereof and supersedes all prior understandings and agreements.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Joseph Yospe

This Agreement will automatically terminate, and be of no further force or effect, on the Expiration Date (other than with respect to any rights which, by the terms of this Agreement, arose before such date); provided, however that the last eight paragraphs hereof, and Annex I and Annex II, shall remain in effect during the Term and thereafter indefinitely (unless otherwise expressly provided) and shall survive any termination or expiration of the Agreement or any termination of your employment with the Company.

Very truly yours,

/s/ Donna Coleman
Donna Coleman
Executive Vice President & Chief Financial Officer

Accepted and Agreed:

/s/ Joseph Yospe
Joseph Yospe
Date: September 6, 2016

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Joseph Yospe

ANNEX I

This Annex I constitutes part of the Agreement dated September 6, 2016 (the “Agreement”) by and between Joseph Yospe (“You”) and The Madison Square Garden Company (the “Company”).

You agree to comply with the following covenants in addition to those set forth in the Agreement.

1.	Confidentiality

(a)     Confidential and Proprietary Information. You agree to retain in strict confidence and not use for any purpose whatsoever or divulge, disseminate, copy, disclose to any third party, or otherwise use any Confidential Information, other than for legitimate business purposes of the Company and its affiliates. As used herein, “Confidential Information” means any non-public information of a confidential, proprietary, commercially sensitive or personal nature of, or regarding, the Company or any of its affiliates or any director, officer or member of senior management of any of the foregoing (collectively “Covered Parties”). The term Confidential Information includes such information in written, digital, oral or any other format and includes, but is not limited to (i) information designated or treated as confidential; (ii) budgets, plans, forecasts or other financial or accounting data; (iii) customer, broadcast affiliate, fan, vendor, sponsor, marketing affiliate or shareholder lists or data; (iv) technical or strategic information regarding the Covered Parties’ television, programming, advertising, or other businesses; (v) advertising, sponsorship, business, sales or marketing tactics, strategies or information; (vi) policies, practices, procedures or techniques; (vii) trade secrets or other intellectual property; (viii) information, theories or strategies relating to litigation, arbitration, mediation, investigations or matters relating to governmental authorities; (ix) terms of agreements with third parties and third party trade secrets; (x) information regarding employees, talent, agents, consultants, advisors or representatives, including their compensation or other human resources policies and procedures; (xi) information or strategies relating to any potential or actual business development transactions and/or any potential or actual business acquisition, divestiture or joint venture, and (xii) any other information the disclosure of which may have an adverse effect on the Covered Parties’ business reputation, operations or competitive position, reputation or standing in the community.

(b)     Notwithstanding the foregoing, the obligations of this section, other than with respect to employee or customer information, shall not apply to Confidential Information that is in the public domain (through no breach by you) or specifically exempted in writing by the applicable Covered Party from the applicability of this Agreement.

(c)     Notwithstanding anything contained elsewhere in this Agreement, (i) you are authorized to make any disclosure which, in the written advice of outside counsel, is required of you by any federal, state or local laws or judicial, arbitral or governmental agency proceedings, after providing the Company with prior written notice (to the extent legally permissible) and an opportunity to respond prior to such disclosure (to extent reasonably practicable), and (ii) you are authorized to disclose Confidential Information to your personal attorney, solely for the purpose of, and to the extent necessary to, obtain personal legal advice.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Joseph Yospe

(d)     You agree not to issue any press release or public statement regarding your employment by the Company and/ or the commencement thereof unless (i) so disclosed with the prior written consent of the Company, or (ii) it is, in the written opinion of outside counsel, required and then only to the extent so required, by applicable law.

2.	Additional Understandings

You agree for yourself and others acting on your behalf, that you (and they) will not disparage, make negative statements about (either “on the record” or “off the record”) or act in any manner which is intended to or does damage to the good will of, or the business or personal reputations of the Company, any of its affiliates or any of their respective officers, directors, employees, successors and assigns (including, without limitation, any former officers, directors or employees of the Company and/ or its affiliates, to the extent such individuals served in any such capacity at any point during the Term).

This Agreement in no way restricts or prevents you from providing truthful testimony as is required by court order or other legal process; provided that you afford the Company written notice and an opportunity to respond prior to such disclosure.

If requested by the Company, you agree to deliver to the Company upon the termination of your employment, or at any earlier time the Company may request, all memoranda, notes, plans, files, records, reports, and software and other documents and data (and copies thereof regardless of the form thereof (including electronic copies)) containing, reflecting or derived from Confidential Information or the Materials (as defined below) of the Company or any of its affiliates which you may then possess or have under your control. If so requested, you shall provide to the Company a signed statement confirming that you have fully complied with this paragraph.

In addition, you agree that the Company is the owner of all rights, title and interest in and to all documents, tapes, videos, designs, plans, formulas, models, processes, computer programs, inventions (whether patentable or not), schematics, music, lyrics and other technical, business, financial, advertising, sponsorship, sales, marketing, customer or product development plans, forecasts, strategies, information and materials (in any medium whatsoever) developed or prepared by you or with your cooperation in any way in connection with your employment by the Company (the “Materials”). The Company will have the sole and exclusive authority to use the Materials in any manner that it deems appropriate, in perpetuity, without additional payment to you. You agree to perform all actions reasonably requested by the Company (whether during or after the Term) to establish and confirm the Company’s ownership of such Materials (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Materials. If the Company is unable, after reasonable effort, to secure your signature on any such papers, any executive officer of the Company shall be entitled to execute any such papers as your agent and attorney-in-fact, and you hereby irrevocably designate and appoint each executive officer of the Company as your agent and attorney-in-fact to execute any such papers on your behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Materials, under the conditions described in this sentence.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Joseph Yospe

In addition, you agree for yourself and others acting on your behalf, that you (and they) shall not, at any time, participate in any way in the writing or scripting (including, without limitation, any “as told to” publications) of any book, article, periodical, periodical story, movie, play, other written or theatrical work, or video that (i) relates to your services to the Company or any of its affiliates or (ii) otherwise refers to the Company or its respective businesses, activities, directors, officers, employees or representatives, without the prior written consent of the Company.

3.	Further Cooperation

Following the date of termination of your employment with the Company, you will no longer provide any regular services to the Company or represent yourself as a Company agent. If, however, the Company so requests, you agree to use commercially reasonable good faith efforts to cooperate fully with the Company in connection with any matter with which you were involved prior to such employment termination, or in any litigation or administrative proceedings or appeals (including any preparation therefore) where the Company believes that your personal knowledge, attendance or participation could be beneficial to the Company or its affiliates. This cooperation includes, without limitation, participation on behalf of the Company and/ or its affiliates in any litigation, administrative or similar proceeding, including providing truthful testimony.

The Company will provide you with reasonable notice in connection with any cooperation it requires in accordance with this section and will take reasonable steps to schedule your cooperation in any such matters so as not to materially interfere with your other professional and personal commitments. The Company will reimburse you for any reasonable out-of-pocket expenses you reasonably incur in connection with the cooperation you provide hereunder as soon as practicable after you present appropriate documentation evidencing such expenses. You agree to provide the Company with an estimate of any such individual expense of more than $1,000 before it is incurred.

4.	No-Hire or Solicit

During the Term and thereafter through the first anniversary of the date on which your employment with the Company has terminated for any reason, you agree not to hire, seek to hire, or cause any person or entity to hire or seek to hire (without the prior written consent of the Company), directly or indirectly (whether for your own interest or any other person or entity’s interest) any employee of the Company or any of its affiliates. This restriction does not apply to any employee who was not an employee of the Company or any of its affiliates at any time during the six-month period immediately preceding your solicitation. This restriction does not apply to any former employee who was discharged by the Company or any of its affiliates. In addition, this restriction will not prevent you from providing references. For the avoidance of doubt, a general (non-targeted), publicly-accessible advertisement (or web posting) of an open employment position will not in and of itself be deemed to be a breach of the solicitation restrictions set forth in this paragraph.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Joseph Yospe

5.	Specific Performance; Injunctive Relief

You understand and agree that (i) the provisions of this Annex I are reasonable and appropriate for the Company’s protection of its legitimate business interests, (ii) the consideration provided under the Agreement is sufficient to justify the restrictions and limitations contained in this Annex I, and (iii) the Company will suffer immediate, irreparable harm in the event you breach any of your obligations under the covenants and agreements set forth in this Annex I, that monetary damages will be inadequate to compensate the Company for such breach and that the Company shall be entitled to injunctive relief as a remedy for any such breach (or threatened breach). Such remedy shall not be deemed to be the exclusive remedy in the event of breach by you of any of the covenants or agreements set forth in this Annex I, but shall be in addition to all other remedies available to the Company at law or in equity. You hereby waive, to the extent you may legally do so, any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive or other equitable relief, and further waive, to the extent you may legally do so, the defense in any action for specific performance or other equitable remedy that a remedy at law would be adequate. Notwithstanding anything to the contrary contained in this Agreement, in the event you violate the covenants and agreements set forth in this Annex I in any material respect, then, in addition to all other rights and remedies available to the Company, the Company shall have no further obligation to pay you any severance benefits or to provide you with any other rights or benefits to which you would have been entitled pursuant to this Agreement had you not breached the covenants and agreements set forth in this Annex I.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Joseph Yospe

ANNEX II

This Annex II constitutes part of the Agreement dated September 11, 2015 (the “Agreement”) by and between Joseph Yospe (“You”) and The Madison Square Garden Company (the “Company”).

The provisions of this Annex II shall remain in effect during your employment by the Company and for one year following the termination of your employment for any reason; provided, however, that if your employment is terminated either (i) by the Company for any reason other than Cause or (ii) by you for Good Reason and Cause doesn’t then exist, then the provisions of this Annex II shall automatically expire on such Termination Date (but will be included in the Company’s proposed severance agreement which, for the avoidance of doubt, you will not be required to sign if you wish to waive your rights to the severance benefits described in the Agreement).

Capitalized terms contained herein, and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement (or in the Annex I attached thereto).

Non-Compete

You acknowledge that due to your executive position in the Company and the knowledge of the Company’s and its affiliates’ confidential and proprietary information which you will obtain during the term of your employment hereunder, your employment by certain businesses would be irreparably harmful to the Company and/or its affiliates. During your employment with the Company and thereafter through the first anniversary of the date on which your employment with the Company has terminated for any reason, you agree not to (other than with the prior written consent of the Company), become employed by, advise, consult, have any material interest in or otherwise perform services for any Competitive Entity (as defined below). A “Competitive Entity” shall mean any (A) (i) NHL or NBA team located in New York, New Jersey or Connecticut, or (ii) any arena or theater (with at least 1,000 seats) that competes in the same city as any of the Company’s arenas or theaters, respectively, or (B) affiliate of any person or entity that operates any of the types of businesses described in clause (A) above, provided that you may become employed or otherwise provide services to such an affiliate of a Competitive Entity, so long as (x) your services are neither provided to, nor benefit, such Competitive Entity described in clause (A) and (y) the affiliate is not a direct or indirect parent company of the Competitive Entity described in clause (A) if the Competitive Entity subsidiary constitutes more than 30% of the total revenue of the parent company consolidated family of companies. Additionally, the ownership by you of not more than 1% of the outstanding equity of any publicly traded company shall not, by itself, be a violation of this Paragraph.

By accepting the provisions set forth in this Annex II, you understand that the terms and conditions of this Annex II may limit your ability to earn a livelihood in a business similar to the business of the Company and its affiliates, but nevertheless hereby agree that the restrictions and limitations hereof are reasonable in scope, area and duration, and that the consideration provided under the Agreement and the severance agreement is sufficient to justify the restrictions and limitations contained herein which, in any event (given your education, skills and ability), you do not believe would prevent you from otherwise earning a living. You further agree that the restrictions are reasonable and necessary, are valid and enforceable under New York law, and do not impose a greater restraint than necessary to protect the Company’s legitimate business interests.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Joseph Yospe

You understand and agree that the Company will suffer immediate, irreparable harm in the event you breach any of your obligations under the covenants and agreements set forth in this Annex II, that monetary damages will be inadequate to compensate the Company for such breach and that the Company shall be entitled to injunctive relief as a remedy for any such breach (or threatened breach). Such remedy shall not be deemed to be the exclusive remedy in the event of breach (or threatened breach) by you of any of the covenants or agreements set forth in this Annex II, but shall be in addition to all other remedies available to the Company at law or in equity. You hereby waive, to the extent you may legally do so, (i) any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive or other equitable relief, and (ii) the defense in any action for specific performance or other equitable remedy that a remedy at law would be adequate. Notwithstanding anything to the contrary contained in the Agreement, in the event you violate the covenants and agreements set forth in this Annex II, in addition to all other rights and remedies available to the Company, the Company shall have no further obligation to pay you any severance benefits or to provide you with any other rights or benefits to which you would have been entitled pursuant to the Agreement or the severance agreement had you not breached the covenants and agreements set forth in this Annex II.

The restrictions contained in this Annex II shall be extended on a day-for-day basis for each day during which you violate the provisions of this Annex II in any respect.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000